SECURITIES AND EXCHANGE COMMISSION

                         Washington,  DC  25049


                              FORM 8-K


     CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
               SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 1994

               DELTA WOODSIDE INDUSTRIES, INC.
     (Exact name of registrant as specified in its charter)

                         South Carolina
          (State of other jurisdiction of incorporation)



            1-10095                        57-0535180
   (Commission File Number)             (I.R.S. employer
                                      Identification No.)
     233 North Main Street
   Hammond Square, Suite 200
  Greenville, South Carolina                 29601
     (Address of principal                  (Zip Code)
      executive offices)
                         (803/232/8301
      (Registrant's Telephone Number, Including Area Code)


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Item 4.  Changes in Registrant's Certifying Accountants

On August 19, 1994, Delta Woodside Industries, Inc., a South Carolina corporation (the "Company"), disengaged the accounting firm of Ernst & Young LLP as principal accountants for the Company upon completion of the annual audit for the Company's 1994 fiscal year. The decision to change accountants was approved by the audit committee of the Company's Board of Directors on August 18, 1994. On August 19, 1994 KPMG Peat Marwick LLP was engaged by the Company pursuant to approval by the Board of Directors as principal accountants for the Company's 1995 fiscal year, subject to shareholders approval.

In connection with the audits of each of the two fiscal years ended June 27, 1992 and July 3, 1993, and in the subsequent period preceding August 19, 1994, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in their reports.

The audit reports of Ernst & Young LLP on the consolidated financial statements of the Company and subsidiaries for the Company's 1992 and 1993 fiscal years did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of this letter dated August 25, 1994 is filed as Exhibit 16.1 to this Form 8-K.




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                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delta Woodside Industries, Inc.


Date:     August 25, 1994          /s/ Douglas J. Stevens
                                   Name: Douglas J. Stevens
                                   Controller and Assistant
                                   Secretary

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                    EXHIBIT INDEX



16.1 LETTER FROM CERTIFYING ACCOUNTANTS




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ERNST & YOUNG LLP        Two Insignia Financial Plaza
                         Suite 800
                         P.O. Box 10647
                         Greenville, SC  29603
                         Phone 803-242-5740

     EXHIBIT 16 to FORM 8-K


     AUGUST 25, 1994


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C. 20549


Gentlemen:

We have read Item 4 of Form 8-K dated Aguust 25, 1994, of
Delta Woodside      Industries, Inc. and are in agreement with
the statements contained in        the first sentence of the
first paragraph, and the second, third, and       fourth
paragraphs on page one therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                         /s/  Ernst & Young LLP


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